Exhibit 99.1

Exterran Holdings and Exterran Partners Report
Third-Quarter 2011 Results

HOUSTON, Nov. 3, 2011 – Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) today reported financial results for the third quarter 2011.

Exterran Holdings, Inc. Financial Results
Net loss from continuing operations attributable to Exterran stockholders for the third quarter 2011 was $30.4 million, or $0.48 per diluted share, excluding pretax charges totaling $201.7 million, including a $196.1 million non-cash goodwill impairment charge related to our fabrication and aftermarket services businesses, a $2.9 million restructuring charge and a $2.3 million non-cash long-lived asset impairment.  Net loss from continuing operations attributable to Exterran stockholders, excluding charges, for the second quarter 2011 was $26.3 million, or $0.42 per diluted share.  Net loss from continuing operations attributable to Exterran stockholders, excluding charges, for the third quarter 2010 was $15.2 million, or $0.25 per diluted share.

Exterran Holdings reported a net loss attributable to Exterran stockholders for the third quarter 2011 of $216.0 million, or $3.44 per diluted share, compared to a net loss attributable to Exterran stockholders for the second quarter 2011 of $28.0 million, or $0.45 per diluted share, and a net loss attributable to Exterran stockholders for the third quarter 2010 of $18.0 million, or $0.29 per diluted share.  Net loss from continuing operations attributable to Exterran stockholders for the third quarter 2011 included a non-cash pretax foreign currency loss of $14.9 million stemming primarily from the decline in the value of the Brazilian Real against the U.S. Dollar related to the re-measurement of our Brazil subsidiary’s U.S. dollar denominated inter-company debt.  The goodwill and long-lived asset impairment charges and foreign currency loss do not impact our cash flows, liquidity position, or compliance with debt covenants.

Revenue was $704.5 million for the third quarter 2011, compared to $657.6 million for the second quarter 2011 and $625.6 million for the third quarter 2010.  EBITDA, as adjusted (as defined below), was $99.7 million for the third quarter 2011, compared to $84.2 million for the second quarter 2011 and $104.6 million for the third quarter 2010.

“Exterran Holdings’ third-quarter financial results included our highest level of quarterly revenues in more than two years and increased gross margin dollars on a sequential basis.  In North America, demand for our products and services remained solid particularly in liquids rich and shale gas areas and we continue to see strong bookings in our production and processing fabrication business lines.  In international markets, booking levels remained relatively low although new business activities are encouraging,” said Brad Childers, Exterran Holdings’ Interim President and Chief Executive Officer.

Profit Improvement Program
As an initial step in implementing a profit improvement plan, Exterran Holdings is implementing a workforce cost reduction program across all of its business segments.  A vast majority of the identified workforce reductions are expected to be completed in the fourth quarter 2011.

Exterran Holdings is expected to generate annual savings from the workforce cost reduction program of approximately $20 million to $25 million with approximately $10 million to $15 million of those savings within selling, general and administrative expense.  Restructuring charges of $2.9 million were incurred during the third quarter 2011 related to consulting services and termination benefits.  Exterran Holdings is expected to incur additional charges with respect to the cost reduction program of approximately $11 million to $14 million in the fourth quarter 2011 and into 2012.

Exterran Partners, L.P. Financial Results
Exterran Partners reported revenue of $84.4 million for the third quarter 2011, compared to $71.8 million for the second quarter 2011 and $62.7 million for the third quarter 2010.  Net income was $3.3 million for the third quarter 2011, or $0.06 per diluted limited partner unit, compared to net loss of $1.9 million, or $0.08 per diluted limited partner unit, for the second quarter 2011, and net income of $0.1 million, or a loss of $0.01 per diluted limited partner unit, for the third quarter 2010.

Exterran Partners’ EBITDA, as further adjusted (as defined below), totaled $38.6 million for the third quarter 2011, compared to $32.0 million for the second quarter 2011 and $28.0 million for the third quarter 2010.  Distributable cash flow (as defined below) totaled $25.7 million for the third quarter 2011, compared to $19.0 million for the second quarter 2011 and $19.3 million for the third quarter 2010.

Exterran Partners’ performance included increased operating horsepower during the quarter and a full-quarter contribution from the June 2011 acquisition of compression and processing assets from Exterran Holdings.  The cash distribution was increased for the fifth consecutive quarter and distributable cash flow covered distributions by 1.33 times.

“We remain committed to growing the partnership through acquisitions and organic growth and increasing distributions to unitholders over time,” said Gordon Hall, Chairman of the Board of Exterran Holdings.

For the third quarter of 2011, Exterran Partners’ quarterly cash distribution will be $0.4875 per limited partner unit, or $1.95 per limited partner unit on an annualized basis. The third-quarter 2011 distribution is $0.005 higher than the second-quarter 2011 distribution of $0.4825 per limited partner unit and $0.02 higher than the third-quarter 2010 distribution of $0.4675 per limited partner unit.

The cash distribution Exterran Holdings will receive for the third quarter 2011 based upon its limited partner and general partner interests in Exterran Partners is approximately $7.2 million.

Conference Call Details
Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) announce the following schedule and teleconference information for their third-quarter 2011 earnings release:

•
Teleconference: Thursday, Nov. 3, 2011 at 11:00 a.m. Eastern Time, 10:00 a.m. Central Time.  To access the call, United States and Canadian participants should dial 800-446-1671.  International participants should dial +1-847-413-3362 at least 10 minutes before the scheduled start time.  Please reference Exterran conference call number 30897020.

•	Live Webcast: The webcast will be available in listen-only mode via the companies’ website: www.exterran.com.

•
Webcast Replay: For those unable to participate, a replay will be available from 2:00 p.m. Eastern Time on Thursday, Nov. 3, 2011, until 2:00 p.m. Eastern Time on Thursday, Nov. 10, 2011. To listen to the replay, please dial 888-843-7419 in the United States and Canada, or +1-630-652-3042 internationally, and enter access code 30897020#.

*****
With respect to Exterran Holdings, EBITDA, as adjusted, a non-GAAP measure, is defined as income (loss) from continuing operations plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, merger and integration expenses, restructuring charges and other charges.  In the third quarter of 2011, the definition of EBITDA, as adjusted was revised to add back non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations. This adjustment was made as management uses the resulting EBITDA, as adjusted as a supplemental measure to review current period operating performance. In addition, this adjustment is similar to the EBITDA definition used for credit facility covenant calculations.  This change was also made to prior periods included herein for comparative purposes.

With respect to Exterran Partners, EBITDA, as further adjusted, a non-GAAP measure, is defined as net income (loss) plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, other charges, and non-cash selling, general and administrative (“SG&A”) costs and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

With respect to Exterran Partners, distributable cash flow, a non-GAAP measure, is defined as net income (loss) plus depreciation and amortization expense, impairment charges, non-cash SG&A costs, interest expense and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, less cash interest expense (excluding amortization of deferred financing fees and costs incurred to early terminate interest rate swaps) and maintenance capital expenditures, and excluding gains/losses on asset sales and other charges.

With respect to Exterran Holdings, Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense).

With respect to Exterran Partners, Gross Margin, as adjusted, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense) plus any amounts by which cost of sales are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

About Exterran Holdings and Exterran Partners
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications.  Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran has more than 10,000 employees and operates in approximately 30 countries.

Exterran Partners, L.P. provides natural gas contract operations services to customers throughout the United States.  Exterran Holdings owns an equity interest in Exterran Partners.

For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings and Exterran Partners (the “Companies”), which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: the Companies’ operational and financial strategies and ability to successfully effect those strategies; the Companies’ expected future capital expenditures; the Companies’ expectations regarding future economic and market conditions; the Companies’ financial and operational outlook and ability to fulfill that outlook; demand for the Companies’ products and services and growth opportunities for those products and services; statements related to the workforce cost reduction program, including expected savings, restructuring charges and timing; Exterran Holdings’ intention to continue to offer the balance of its U.S. contract operations business to Exterran Partners; and Exterran Partners’ commitment to growing and increasing distributions.

While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on the Companies and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil and natural gas and the impact on the price of oil and natural gas; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; changes in safety, health, environmental and other regulations; and, as to each of the Companies, the performance of the other entity.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2010, Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2010, and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com.  Except as required by law, the Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Exterran Contact Information:
Investors: David Oatman (281) 836-7035
Media: Susan Moore (281) 836-7398

SOURCE: Exterran Holdings, Inc. and Exterran Partners, L.P.

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010
Revenues:
North America contract operations	$151,402	$150,755	$152,007
International contract operations	113,759	110,944	111,879
Aftermarket services	106,666	94,142	82,348
Fabrication	332,651	301,731	279,389
	704,478	657,572	625,623

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	77,639	75,509	78,281
International contract operations	48,227	49,766	46,936
Aftermarket services	85,987	86,533	73,717
Fabrication	303,259	269,352	231,716
Selling, general and administrative	90,969	92,192	88,229
Depreciation and amortization	91,018	92,676	98,503
Long-lived asset impairment	2,310	2,063	2,246
Restructuring charges	2,941	-	-
Goodwill impairment	196,142	-	-
Interest expense	38,672	34,586	33,050
Equity in loss of non-consolidated affiliates	262	-	-
Other (income) expense, net	13,588	(2,951)	(2,941)
	951,014	699,726	649,737

Loss before income taxes	(246,536)	(42,154)	(24,114)
Benefit from income taxes	(33,491)	(12,499)	(7,083)
Loss from continuing operations	(213,045)	(29,655)	(17,031)
Loss from discontinued operations, net of tax	(1,502)	(569)	(1,325)
Net loss	(214,547)	(30,224)	(18,356)
Less: Net (income) loss attributable to the noncontrolling interest	(1,427)	2,198	371
Net loss attributable to Exterran stockholders	$(215,974)	$(28,026)	$(17,985)

Basic loss per common share:
Loss from continuing operations attributable to Exterran stockholders	$(3.42)	$(0.44)	$(0.27)
Loss from discontinued operations attributable to Exterran stockholders	(0.02)	(0.01)	(0.02)
Net loss attributable to Exterran stockholders	$(3.44)	$(0.45)	$(0.29)
Diluted loss per common share:
Loss from continuing operations attributable to Exterran stockholders	$(3.42)	$(0.44)	$(0.27)
Loss from discontinued operations attributable to Exterran stockholders	(0.02)	(0.01)	(0.02)
Net loss attributable to Exterran stockholders	$(3.44)	$(0.45)	$(0.29)
Weighted average common and equivalent shares outstanding:
Basic	62,728	62,669	62,111
Diluted	62,728	62,669	62,111

Loss attributable to Exterran stockholders:
Loss from continuing operations attributable to Exterran stockholders	$(214,472)	$(27,457)	$(16,660)
Loss from discontinued operations, net of tax	(1,502)	(569)	(1,325)
Loss attributable to Exterran stockholders	$(215,974)	$(28,026)	$(17,985)

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010
Revenues:
North America contract operations	$151,402	$150,755	$152,007
International contract operations	113,759	110,944	111,879
Aftermarket services	106,666	94,142	82,348
Fabrication	332,651	301,731	279,389
Total	$704,478	$657,572	$625,623

Gross Margin (1):
North America contract operations	$73,763	$75,246	$73,726
International contract operations	65,532	61,178	64,943
Aftermarket services	20,679	7,609	8,631
Fabrication	29,392	32,379	47,673
Total	$189,366	$176,412	$194,973

Selling, General and Administrative	$90,969	$92,192	$88,229
% of Revenues	13%	14%	14%

EBITDA, as adjusted (1)	$99,668	$84,185	$104,557
% of Revenues	14%	13%	17%

Capital Expenditures	$71,370	$56,071	$59,063
Less: Proceeds from Sale of PP&E	(6,666)	(5,046)	(7,096)
Net Capital Expenditures	$64,704	$51,025	$51,967

Gross Margin Percentage:
North America contract operations	49%	50%	49%
International contract operations	58%	55%	58%
Aftermarket services	19%	8%	10%
Fabrication	9%	11%	17%
Total	27%	27%	31%

Total Available Horsepower (at period end):
North America contract operations	3,648	3,688	4,272
International contract operations	1,236	1,196	1,281
Total	4,884	4,884	5,553

Total Operating Horsepower (at period end):
North America contract operations	2,832	2,834	2,827
International contract operations	977	980	1,020
Total	3,809	3,814	3,847

Total Operating Horsepower (average):
North America contract operations	2,825	2,839	2,822
International contract operations	978	978	1,032
Total	3,803	3,817	3,854

Horsepower Utilization (at period end):
North America contract operations	78%	77%	66%
International contract operations	79%	82%	80%
Total	78%	78%	69%

Fabrication Backlog:
Compression & accessory	$166,072	$221,014	$229,483
Production & processing equipment	406,634	487,760	461,433
Total	$572,706	$708,774	$690,916

Debt to Capitalization:
Debt	$1,709,024	$1,704,200	$1,971,309
Exterran stockholders' equity	1,490,396	1,712,861	1,713,583
Capitalization	$3,199,420	$3,417,061	$3,684,892
Total Debt to Capitalization	53%	50%	53%

(1) Management believes disclosure of EBITDA, as adjusted, and Gross Margin, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010

Reconciliation of GAAP to Non-GAAP Financial Information:

Net loss	$(214,547)	$(30,224)	$(18,356)
Loss from discontinued operations, net of tax	(1,502)	(569)	(1,325)
Loss from continuing operations	(213,045)	(29,655)	(17,031)
Depreciation and amortization	91,018	92,676	98,503
Long-lived asset impairment	2,310	2,063	2,246
Restructuring charges	2,941	-	-
Goodwill impairment	196,142	-	-
Investment in non-consolidated affiliates impairment	262	-	-
(Gain) loss on remeasurement of intercompany balances	14,859	(2,986)	(5,128)
Interest expense	38,672	34,586	33,050
Benefit from income taxes	(33,491)	(12,499)	(7,083)
EBITDA, as adjusted (1)	99,668	84,185	104,557
Selling, general and administrative	90,969	92,192	88,229
Equity in loss of non-consolidated affiliates	262	-	-
Investment in non-consolidated affiliates impairment	(262)	-	-
Gain (loss) on remeasurement of intercompany balances	(14,859)	2,986	5,128
Other (income) expense, net	13,588	(2,951)	(2,941)
Gross Margin (1)	$189,366	$176,412	$194,973

Net loss attributable to Exterran stockholders	$(215,974)	$(28,026)	$(17,985)
Loss from discontinued operations	1,502	569	1,325
Charges, after-tax:
Long-lived asset impairment (including the impact on minority interest)	1,298	1,193	1,415
Restructuring charges	1,853	-	-
Goodwill impairment	180,643	-	-
Investment in non-consolidated affiliates impairment	262	-	-
Net loss from continuing operations attributable to Exterran stockholders, excluding charges	$(30,416)	$(26,264)	$(15,245)

Diluted loss from continuing operations attributable to Exterran stockholders per common share	$(3.42)	$(0.44)	$(0.27)
Adjustment for charges, after-tax, per common share	2.94	0.02	0.02
Diluted net loss from continuing operations attributable to Exterran stockholders per common share,
excluding charges (1)	$(0.48)	$(0.42)	$(0.25)

(1) Management believes disclosure of EBITDA, as adjusted, diluted net loss from continuing operations attributable to Exterran stockholders per common share, excluding charges, and Gross Margin, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, diluted net loss from continuing operations attributable to Exterran stockholders per common share, excluding charges, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010

Revenue	$84,437	$71,841	$62,721

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	43,355	39,824	33,819
Depreciation and amortization	19,087	15,459	13,697
Long-lived asset impairment	384	305	93
Selling, general and administrative	10,594	9,927	8,504
Interest expense	7,860	7,553	6,020
Other (income) expense, net	(338)	455	333
Total costs and expenses	80,942	73,523	62,466
Income (loss) before income taxes	3,495	(1,682)	255
Income tax expense	242	256	172
Net income (loss)	$3,253	$(1,938)	$83

General partner interest in net income (loss)	$837	$676	$420

Limited partner interest in net income (loss)	$2,416	$(2,614)	$(337)

Weighted average limited partners' units outstanding:
Basic	37,261	33,833	28,434

Diluted	37,278	33,833	28,434

Earnings (loss) per limited partner unit:
Basic	$0.06	$(0.08)	$(0.01)

Diluted	$0.06	$(0.08)	$(0.01)

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts and percentages)

	Three Months Ended
	September 30,		June 30,		September 30,
	2011		2011		2010

Revenue	$84,437		$71,841		$62,721

Gross Margin, as adjusted (1)	$47,275		$40,366		$35,980

EBITDA, as further adjusted (1)	$38,614		$31,988		$28,047
% of Revenue	46%		45%		45%

Capital Expenditures	$9,324		$16,929		$4,037
Less: Proceeds from Sale of Compression Equipment	(1,040)		(232)		(30)
Net Capital Expenditures	$8,284		$16,697		$4,007

Gross Margin percentage, as adjusted	56%		56%		57%

Distributable cash flow (2)	$25,720		$19,025		$19,272

Distributions per Limited Partner Unit	$0.4875		$0.4825		$0.4675
Distribution to All Unitholders, including Incentive Distributions	$19,322		$19,061		$15,732
Distributable Cash Flow Coverage	1.33	x	1.00	x	1.23	x

	September 30,		June 30,		September 30,
	2011		2011		2010

Debt	$544,000		$539,500		$435,500
Total Partners' Capital	$434,518		$444,522		$375,941
Total Debt to Capitalization	56%		55%		54%

(1) Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$3,253	$(1,938)	$83
Income tax expense	242	256	172
Depreciation and amortization	19,087	15,459	13,697
Long-lived asset impairment	384	305	93
Cap on operating and selling, general and administrative
costs provided by Exterran Holdings ("EXH")	7,995	10,200	7,770
Non-cash selling, general and administrative costs	(207)	153	212
Interest expense, net of interest income	7,860	7,553	6,020
EBITDA, as further adjusted (1)	38,614	31,988	28,047
Cash selling, general and administrative costs	10,801	9,774	8,292
Less: cap on selling, general and administrative costs provided by EXH	(1,802)	(1,851)	(692)
Less: other (income) expense, net	(338)	455	333
Gross Margin, as adjusted (1)	$47,275	$40,366	$35,980
Other income (expense), net	338	(455)	(333)
Expensed acquisition costs	-	514	356
Less: Gain on sale of compression equipment (in Other (income) expense, net)	(319)	(115)	(8)
Less: Cash interest expense	(4,951)	(4,652)	(5,747)
Less: Cash selling, general and administrative, as adjusted for
cost caps provided by EXH	(8,999)	(7,923)	(7,600)
Less: Income tax expense	(242)	(256)	(172)
Less: Maintenance capital expenditures	(7,382)	(8,454)	(3,204)
Distributable cash flow (2)	$25,720	$19,025	$19,272

Cash flows from operating activities	$21,600	$16,233	$11,075
(Provision for) benefit from doubtful accounts	(239)	4	(560)
Expensed acquisition costs	-	514	356
Cap on operating and selling, general and administrative costs provided by EXH	7,995	10,200	7,770
Maintenance capital expenditures	(7,382)	(8,454)	(3,204)
Change in current assets/liabilities	3,746	528	3,835
Distributable cash flow (2)	$25,720	$19,025	$19,272

Net income (loss)	$3,253	$(1,938)	$83
Long-lived asset impairment	384	305	93
Net income (loss), excluding charge	$3,637	$(1,633)	$176

Diluted earnings (loss) per limited partner unit	$0.06	$(0.08)	$(0.01)
Adjustment for charge per limited partner unit	0.01	0.01	-
Diluted earnings (loss) per limited partner unit, excluding charge (1)	$0.07	$(0.07)	$(0.01)

(1) Management believes disclosure of EBITDA, as further adjusted, diluted earnings (loss) per limited partner unit, excluding charge, and Gross Margin, as adjusted, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, diluted earnings (loss) per limited partner unit, excluding charge, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010

Total Available Horsepower (at period end) (1)	1,885	1,905	1,655

Total Operating Horsepower (at period end) (1)	1,703	1,684	1,362

Average Operating Horsepower	1,691	1,442	1,208

Horsepower Utilization:
Spot (at period end)	90%	88%	82%
Average	89%	87%	81%

Combined U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners covered by contracts converted to service
agreements (at period end)	2,123	2,046	1,894

Available Horsepower:

Total Available U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	3,565	3,604	4,167

% of U.S. Contract Operations Available Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	60%	57%	45%

Operating Horsepower:

Total Operating U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	2,784	2,784	2,773

% of U.S. Contract Operations Operating Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	76%	73%	68%

(1) Includes compressor units leased from Exterran Holdings with an aggregate horsepower (in thousands) of 252, 226 and 242 at September 30, 2011, June 30, 2011 and September 30, 2010, respectively. Excludes compressor units leased to Exterran Holdings with an aggregate horsepower (in thousands) of 29, 21 and 18 at September 30, 2011, June 30, 2011 and September 30, 2010, respectively.